EXHIBIT (j)(1)

Sutherland	1275 Pennsylvania Avenue, N.W.
Asbill &	Washington, D.C. 20004-2415
Brennan LLP	202.383.0100
fax 202.637.3593
ATTORNEYS AT LAW	www.sablaw.com

Steven B. Boehm
DIRECT LINE: 202.383.0176
Internet: sboehm@sablaw.com

April 28, 2006

The Board of Trustees
TIAA-CREF Mutual Funds
730 Third Avenue
New York, NY 10017-3206

Re:	TIAA-CREF Mutual Funds
File Nos. 333-21821 and 811-08055

Ladies and Gentlemen:

      We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional information filed as a part of post-effective amendment No. 15 to the above-referenced registration statement on Form N-1A. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Sincerely, SUTHERLAND ASBILL & BRENNAN LLP
By:	/s/ Steven B. Boehm
Steven B. Boehm

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